QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.4

ADESA, INC.

2004 EQUITY AND INCENTIVE PLAN

FORM OF

STOCK OPTION GRANT

[Employee's Name]

SS# 999-99-9999

        In accordance with the terms of the 2004 Equity and Incentive Plan (the "Plan") of ADESA, Inc. (the "Company"), as determined by the Executive Compensation Committee of the Company's board of directors (the "Committee"), the Company hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this stock option grant (the "Grant") (including Annex A hereto and all documents incorporated herein by reference) the rights and options (the "Options") to purchase from the Company, shares of its common stock, par value $0.01 per share, as set forth below, and subject further to the consummation by the Company of an initial public offering of Company common stock on the New York Stock Exchange:

Number of Options Granted:
Number of Shares to which Options Pertain:
Date of Grant:
Option Price:	$
Vesting:	33% of the Options shall vest on . 33% of the Options shall vest on . 34% of the Options shall vest on .
Expiration Date:	Close of business on the sixth (6th) anniversary of the Date of Grant.

        Notwithstanding the vesting of any Option, no Option may be exercised prior to the distribution by ALLETE, Inc. of all or substantially all of its holdings of Company common stock if the Committee determines, in its sole discretion, that the delivery of Company common stock upon such exercise would cause ALLETE, Inc. to be the beneficial owner of less than eighty percent (80%) of the outstanding shares of common stock of the Company.

        Further terms and conditions of the Grant are set forth in Annex A hereto, which is an integral part of this Grant. This Grant is made in accordance with the Plan. All terms, provisions and conditions applicable to the Options set forth in the Plan and not set forth herein are incorporated by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.

        This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

        IN WITNESS WHEREOF, the Company has caused this Grant to be executed by its President and Chief Executive Officer as of the date and year first above written.

ADESA, INC.
By:	President and Chief Executive Officer

Attachment: Annex A

ANNEX A
TO
2004 EQUITY AND INCENTIVE PLAN
STOCK OPTION GRANT

        1.    Further Terms and Conditions of Options.    The Grant of Options evidenced by the Grant to which this is annexed is subject to the following additional terms and conditions:

          (a)   Exercise of Options. Subject to the foregoing and to subsection (b) hereof, after vesting, the Options may be exercised in whole or in part from time to time by written notice of exercise delivered to ADESA, Inc. at 13085 Hamilton Crossing Blvd., IN 46032, Attn: Stock Plan Administrator with a copy to Wells Fargo, Attention: Stock Plan Administration, 150 South Fifth Street, Suite 2950, MAC 9302-920, Minneapolis, MN 55479, such notice to be received and effective not later than the Expiration Date, specifying the number of shares to be purchased. The minimum number of shares to be purchased in a partial exercise shall be the lesser of one hundred (100) shares or the number of shares remaining unexercised under the Grant. In the event that the Expiration Date shall fall on a day that is not a regular business day at the Company's executive offices in Indianapolis, IN such written notice must be delivered no later than the last regular business day prior to the Expiration Date.

          (b)   Exercise Upon Death, Retirement, or Disability; Forfeiture Upon Termination of Employment for Cause.

    (1)
    If the Participant retires pursuant to the terms of a tax-qualified retirement plan of the Company or a Subsidiary or upon such other retirement as may be approved by the Committee, the Options, to the extent not yet vested, shall vest in full and all Options covered by the Grant, to the extent not yet exercised, shall be exercisable by the Participant in full at any time during the three-year period immediately following his or her retirement, but in no event after the Expiration Date.

    (2)
    In the event of the death of the Participant while in the employ or service of the Company or a Subsidiary, the Options, to the extent not yet vested, shall vest in full and all Options covered by the Grant, to the extent not yet exercised, shall be exercisable by the executors, administrators, legatees or distributees of Participant's estate, as the case may be, in full at any time during the one-year period following Participant's death, but in no event after the Expiration Date.

    (3)
    In the event of the termination of the employment or service of the Participant due to disability (as defined in Section 22(e)(3) of the Code), the Options, to the extent not yet vested, shall vest in full and all Options covered by the Grant, to the extent not yet exercised, shall be exercisable in full at any time during the one-year period following such termination of employment, but in no event after the Expiration Date.

    (4)
    If the Participant's employment or service with the Company terminates for any reason other than for Cause (defined below). Participant shall have ninety (90) days from the date of termination of employment or service to exercise vested options and all unvested options will be forfeited as of the date of termination.

    (5)
    If the Participant's employment with the Company or any Subsidiary is terminated for Cause, all outstanding unvested and vested Options shall be forfeited as of the date of such termination of employment or service. Cause is defined as (a) any conduct by the Participant that causes or threatens a loss to the Company; (b) any violation of any Company policy; (c) Participant's refusal or neglect to substantially perform his or her obligations and services; (d) violation of the Company's code of business conduct and ethics; or (e) Participant's arrest, conviction or admission of any crime involving injury to persons, misappropriation of money, or damage to property.

    (6)
    If the Participant is demoted, or if the Committee determines in its sole discretion that the Participant's job or service performance is unsatisfactory, the Committee reserves the right to cancel any grants and unvested Options.

    (7)
    Notwithstanding the foregoing the Committee may, in its discretion and at any time provide that the Options may be exercisable during a period of up to five (5) years following the termination of employment or service but in no event after the Expiration Date.

        2.    Ratification of Actions.    By receiving the Grant or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Grant by the Company, the Committee or the Company's board of directors.

        3.    Notices.    Any notice hereunder to the Company shall be addressed to its office at 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032, Attn: Human Resources Department, and any notice hereunder to the Participant shall be directed to the Participant's address as indicated by the Company's records, subject to the right of either party to designate at any time hereafter in writing some other address.

        4.    Definitions.    Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

        5.    Governing Law and Severability.    To the extent not preempted by Federal law, the Grant will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of the Grant shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Grant, and the Grant shall be construed and enforced as if the illegal or invalid provision had not been included.

QuickLinks

ADESA, INC. 2004 EQUITY AND INCENTIVE PLAN
FORM OF STOCK OPTION GRANT
ANNEX A TO 2004 EQUITY AND INCENTIVE PLAN STOCK OPTION GRANT